UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2020

FIRST FOUNDATION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36461	20-8639702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

18101 Von Karman Avenue, Suite 700
Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

(949) 202-4160

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock	FFWM	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On June 1, 2020, First Foundation Inc. (the “Company”) announced that Kevin Thompson has been appointed to serve as Executive Vice President and Chief Financial Officer of the Company and its wholly-owned subsidiary, First Foundation Bank (the “Bank”), effective as of June 1, 2020.

Mr. Thompson, age 47, previously served as Executive Vice President and Chief Financial Officer at Opus Bank from November 2017 through May 29, 2020, where his responsibilities included accounting and finance functions, including, financial performance and reporting, strategic planning, treasury, investor relations, tax, and coordination of external auditors and banking regulators. Prior to joining Opus Bank, Mr. Thompson was Executive Vice President and Chief Financial Officer of Midland States Bancorp from 2016-2017 where he provided leadership and guidance in the bank’s strategic business planning and forecasting; evaluated merger and acquisition opportunities; and developed strategies to strengthen relationships with investors, investment bankers, research analysts, and regulatory agencies. From 2014 to 2016, Mr. Thompson served as Senior Vice President, Corporate Finance at Zions Bancorporation, where he managed the capital and planning processes for the $65 billion asset bank, including CCAR and DFAST stress testing, capital adequacy, budgeting and forecasting, and regulatory interactions. From 2010 to 2014, Mr. Thompson served as Chief Financial Officer and Treasurer at $35 billion asset American Express Centurion Bank, where he was responsible for developing the bank’s strategic plan; financial reporting; budgeting and forecasting; and overseeing the Asset/Liability processes. Mr. Thompson joined American Express Centurion Bank in 2006 and also served as the bank’s Controller. Earlier in his career, Mr. Thompson served in senior financial roles as a consultant, auditor, and international controller. Mr. Thompson holds a Bachelor of Science degree in International Relations and an MBA, both from Brigham Young University. Mr. Thompson is a Certified Public Accountant, licensed in the State of Utah since 2003.

There are no arrangements or understandings between Mr. Thompson and any other persons pursuant to which he was selected as an officer of the Company or the Bank. There are also no family relationships between Mr. Thompson and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Thompson’s appointment as Executive Vice President and Chief Financial Officer, the Company and the Bank entered into an Employment Agreement with Mr. Thompson on April 22, 2020, with a term commencing on June 1, 2020 and ending on December 31, 2022 (the “Employment Agreement”). The Company delayed the filing of this Current Report on Form 8-K until the date on which the Company publicly announced such appointment pursuant to the instruction to Item 5.02(c) of Form 8-K.

Pursuant to the Employment Agreement, Mr. Thompson will receive an annual base salary of $390,000, subject to annual review, and will be eligible to participate in the executive incentive compensation program. Mr. Thompson may participate in the other benefit programs of the Company and the Bank available to executive employees generally.

Subject to the approval of the Company’s compensation committee, Mr. Thompson will also be granted 3,000 stock units (the “RSUs”) under the Company’s 2015 Equity Incentive Plan (the “Plan”). The RSUs will vest and be paid out with (i) 1,000 shares of the Company’s common stock on the first anniversary of the RSU grant date and (ii) 1,000 shares of the Company’s common stock on each of the second and third anniversaries of the RSU grant date, in each case subject to Mr. Thompson’s continuous service. Upon termination of Mr. Thompson’s continuous service for any reason before the RSUs are fully vested, the unvested portion of the RSUs will be forfeited without consideration; provided, however, pursuant to the terms of the Change in Control Severance Compensation Agreement described below, all unvested RSUs will vest immediately prior to the termination of Mr. Thompson’s continuous service on or after the consummation of a change of control transaction.

If Mr. Thompson’s employment is terminated without Cause or Mr. Thompson terminates his employment for Good Reason (in each case, as defined in the Employment Agreement), then he will be entitled to a lump sum payment equal to 12 months of  his annual base salary. In the event of termination of his employment due to Mr. Thompson’s death, his beneficiaries will be paid an amount equal to 100% of his base annual salary at the rate in effect immediately prior to his death. If Mr. Thompson’s employment is terminated for Cause (as defined in the Employment Agreement) or due to the expiration of the term of the Employment Agreement, he will not be entitled to any severance compensation.

The Company and Mr. Thompson entered into a Change in Control Severance Compensation Agreement on June 1, 2020 (the “CC Agreement”).  The CC Agreement provides that if the Company undergoes a Change of Control (as defined in the CC Agreement) while Mr. Thompson is still employed by the Company or one of its subsidiaries and, within the succeeding 12 months, Mr. Thompson terminates his employment due to the occurrence of a “Good Reason Event” (such as involuntary changes to Mr. Thompson’s authority or responsibilities, compensation, eligibility for participation in bonus and employee benefit plans or relocation of work location), then Mr. Thompson will become eligible to receive the following severance compensation (in lieu of severance benefits that could be provided under the Employment Agreement):  (a) two times the sum of (1) his annual base salary as then in effect and (2) the maximum bonus compensation that Mr. Thompson could have earned under any bonus or incentive compensation plan in which he was then participating, if any; (b) acceleration of the vesting of any then unvested stock options or restricted stock held by Mr. Thompson, and (c) continued participation for Mr. Thompson and his family members in medical, dental, vision, disability, and life insurance plans and programs through the end of the second calendar year following the calendar year of the termination. Receipt of the listed severance benefits are conditioned on Mr. Thompson executing documentation that releases the Company and its affiliates from all legal claims.

The foregoing descriptions of the Employment Agreement and CC Agreement are not intended to be complete and are qualified in their entirety by reference to the Employment Agreement and CC Agreement, copies of which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K.

Item 7.01Regulation FD Disclosure

On June 1, 2020, the Company issued a press release announcing the appointment of Mr. Thompson as Executive Vice President and Chief Financial Officer, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated April 22, 2020, among First Foundation Inc., First Foundation Bank, and Kevin Thompson

10.2	Change of Control Severance Compensation Agreement, dated June 1, 2020, among First Foundation Inc. and Kevin Thompson

99.1*	Press Release dated June 1, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FOUNDATION INC.

Date: June 1, 2020	By:	/s/ ROBERT E. SJOGREN
Robert E. Sjogren General Counsel & Secretary